Exhibit 3.189.2

Form LLC-5.25
February 2002

Jesse White
Secretary of State
Department of Business Services
Limited Liability Division
Room 351, Howlett Building
Springfield, IL 62756
http://www.ilsos.net

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)
Illinois
Limited Liability Company Act
Articles of Amendment

Filing Fee (see instructions).
SUBMIT IN DUPLICATE
Must be typewritten

This space for use by Secretary of State

Date September 3, 2002
Assigned File # 0008-835-8
Filing Fee $100.00
Approved:
This space for use by Secretary of State [FILED]
1.	Limited Liability Company name Rose Baldwin Park Property L.L.C.

2.	File number assigned by the Secretary of State: 00088358

3.	These Articles of Amendment are effective on ☑ the file date or a later date being ________________________, not to exceed 30 days after the file date.

4.	The Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.)
☐	a)	Admission of a new member (give name and address below)

☐	b)	Admission of a new manager (give name and address below)

☐	c)	Withdrawal of a member (give name below)

☐	d)	Withdrawal of a manager (give name below)

☑	e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☑	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable)

☐	g)	Change in the limited liability company’s name (list below)

☐	h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☐	i)	Other (give information below)

2 N. LaSalle Street Suite 725 Chicago, IL 60602 Cook County
LLC-11.4

LLC-5.25

5.	This amendment was adopted by the managers. S. 5-25(3)		☐ Yes	☑ No

	a)	Not less than minimum number of managers so approved.	☐ Yes	☑ No

	b)	Member action was not required.	☑ Yes	☐ No

6.	This amendment was adopted by the members. S. 5-25(4) Not less than minimum number of members so approved.		☐ Yes	☑ No

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated	8-27	,	02	.

	(Month & Day)		(Year)

/s/ Zev Karkomi Signature

Zev Karkomi, Manager (Type or print Name and Title)

Rose Baldwin Park Property L.L.C. (If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS:	* If the only change reported is a change in the registered agent and/or registered office, the filing fee is $25. If other changes are reported, the filing fee is $100.
LLC-11.4